Exhibit 99.1

AmpliTech Group Reports Preliminary Q2 2025 Revenue of Nearly $11 Million;

5G ORAN Division Drives 75% of Sales

Hauppauge, NY – July 17, 2025 – AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGW), a designer, developer, and manufacturer of advanced signal processing components and systems for satellite communications, 5G/6G wireless networks, quantum computing, and defense applications, today announced that it has recognized preliminary, unaudited revenue of approximately $11 million for the second quarter of fiscal year 2025 ended June 30, 2025.

Approximately 75% of this revenue is attributed to the continued expansion and execution of its 5G Open Radio Access Network (ORAN) product line through its AGTGSS division. This milestone marks another strong revenue quarter in AmpliTech’s ongoing 5G growth strategy and underscores the Company’s increasing market share in the ORAN infrastructure space.

“Our second quarter unaudited revenue results demonstrate solid momentum in our 5G ORAN systems business and reinforce our ability to convert strategic opportunities into meaningful revenue,” said Fawad Maqbool, Founder and CEO of AmpliTech Group. “These results are in line with the multi-million-dollar Letters of Intent (LOIs) announced earlier this year, and we expect this positive trajectory to continue through the remainder of 2025 and into 2026.”

AmpliTech’s AGTGSS division has been focused on delivering fully interoperable ORAN solutions for Tier 1 Mobile Network Operators (MNOs) and private 5G networks. The Company’s unique vertically integrated model allows it to deliver both high-performance components and complete system-level solutions for the evolving wireless infrastructure market.

The Company continues to pursue its strategic growth plan with a strong emphasis on 5G, positioning itself as a competitive and scalable provider of next-generation communication solutions.

AmpliTech’s current strategy is focused on top-line revenue growth. The Company has made significant investments in scaling its operations and developing its ORAN product portfolio to meet market demand. While near-term efforts are concentrated on expanding its revenue base and building a strong, diversified customer footprint, AmpliTech anticipates transitioning toward sustained profitability once consistent revenue levels are established and operational efficiencies are fully realized.

About AmpliTech Group

AmpliTech Group, Inc., comprising five divisions, AmpliTech Inc., Specialty Microwave, Spectrum Semiconductors Materials, AmpliTech Group Microwave Design Center, and AmpliTech Group True G Speed Services, is a leading designer, developer, manufacturer, and distributor of cutting-edge radio frequency (RF) microwave components and ORAN 5G network solutions. Serving global markets including satellite communications, telecommunications (5G & IoT), space exploration, defense, and quantum computing, AmpliTech Group is committed to advancing technology and innovation. For more information, please visit www.amplitechgroup.com.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, that the proliferation of Quantum Computing, the company’s capability to design and manufacture quantum computing amplifier products, and customer relationships, will lead to further production orders, growth and profitability. The words “may” “would” “will” “expect” “estimate” “anticipate” “believe” “intend” for 5G orders and profitably and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward- looking statements because of various factors. Other risks are identified and described in more detail in the “Risk Factors” section of the Company’s filings with the SEC, which are available on our website and with the SEC at sec.gov. We undertake no obligation to update, and we do not have a policy of updating or revising these forward-looking statements, except as required by applicable law.

Contacts:

Corporate Social Media	Company Contact:
X: @AmpliTechAMPG	Jorge Flores
Instagram: @AmpliTechAMPG	Tel: 631-521-7831
Facebook: AmpliTechInc	Investors@amplitechgroup.com
Linked In: AmpliTech Group Inc

ADDITIONAL COVERAGE

Maxim Group LLC’s research department currently covers AmpliTech Group and certain research reports may be available to current AmpliTech Group shareholders. Please email: rep@maximgrp.com for more information.

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